Exhibit 32.1

Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Annual Report of Sydys Corporation (the “Company”) on Form 10-KSB for the fiscal year ended September  30, 2007, as filed with the Securities and Exchange Commission (the “report”), I, Kenneth J. Koock, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth J. Koock
Kenneth J. Koock
Chief Executive Officer and Chief Financial Officer

Date:  December 14, 2007